UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☐	Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DELCATH SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

ROBERT B. LADD JONATHAN A. FOLTZ MICHAEL KARPF, M.D. PAUL WILLIAM FREDERICK NICHOLLS FRED S. ZEIDMAN LADDCAP VALUE ASSOCIATES LLC LADDCAP VALUE PARTNERS LP

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LADDCAP WILL STRESS THE NEED FOR ALL DELCATH STOCKHOLDERS TO
VOTE DURING TODAY’S CONFERENCE CALL

New York, September 6, 2006 - Laddcap Value Partners LP invites all interested parties to participate in today’s, WEDNESDAY, SEPTEMBER 6TH, 4:30 PM (ET), conference call with representatives of Laddcap’s Director nominees. No pre-registration is required. Laddcap is asking its fellow Delcath Systems, Inc. (Nasdaq: DCTH) stockholders for their written consent to remove and replace Delcath's current Board with its slate of experienced nominees.

“The question and answer format of the conference call will enable us to hear and address the concerns of Delcath’s stockholders and to provide an opportunity for us to share our excitement for Delcath’s future. Moreover, we look forward to discussing our vision and plans to complete the Phase III melphalan trial, obtain FDA approval and expand the product pipeline for isolated perfusion,” comments Jonathan A. Foltz, Board nominee.

Laddcap believes that Delcath needs a strong, experienced Board to take constructive steps towards commercializing Delcath’s technology and creating real short and long-term value for Delcath stockholders. Laddcap is asking its fellow stockholders to return their BLUE Consent Cards in support of its nominees.

EVERY VOTE COUNTS

“We have repeatedly heard Delcath stockholders express their fear that the litigation initiated by Delcath will prevent their votes from counting. This is definitely not the case, Every Vote Counts. We view the litigation as a desperate attempt by Delcath to frustrate stockholder democracy and we are confident that the rights of Delcath’s stockholders will be upheld so that they can decide for themselves the future leadership of their company,” stated Robert B. Ladd, Board nominee. Stockholders should return their BLUE Consent Cards, in support of Laddcap and its Board nominees, as soon as possible with confidence that every vote will be counted.

LADDCAP CONFERENCE CALL TODAY AT 4:30 PM (ET)

Today’s conference call is open to all interested parties: current, former and potential stockholders, members of the media and persons interested in Delcath’s dynamic technology. No pre-registration is required. To participate in Laddcap’s open conference call dial 1-888-550-5602 and enter code 0981 2532. Instructions will be given during the call to participate in the question and answer format.

DELCATH TOWN HALL MEETING SEPTEMBER 8TH

Laddcap encourages all persons, who satisfy Delcath’s pre-registration criteria, to participate in the town hall meeting sponsored by Delcath and ask Mr. Koly, Delcath’s CEO, the questions they most want answered. Delcath’s meeting is scheduled for September 8th at 10:00 AM in Stamford, Connecticut.

CONTACT US

If anything in this press release or in other materials you may receive from us or Delcath raises any questions for you, please contact us. We believe it is important to maintain an open and on-going dialogue with stockholders. We want to hear from you, hear your views concerning Delcath and answer any questions that you may have about our proposals or our slate of Directors. Therefore, please call, write, fax or email us your name, address, email address and number of shares of Delcath stock you held on July 27, 2006; please also include your phone number. Our contact information is set forth below or you may call our consent solicitor, The Altman Group toll free at (800) 581-5375.

PLEASE SIGN, DATE AND RETURN YOUR BLUE CONSENT CARD

If you have any questions or require any assistance in executing your written consent, please call:

The Altman Group, Inc.
1200 Wall Street West, 3rd Floor, Lyndhurst, NJ 07071
(800) 581-5375
Banks and Brokers Call Collect: (201) 806-7300

Laddcap Value Partners LP
650 Fifth Avenue, Suite 600
New York, NY 10019
(212) 259-2070
info@laddcapvalue.com

In connection with our consent solicitation, on August 17, 2006 we filed a definitive consent solicitation statement with the Securities and Exchange Commission (the “SEC”). In addition, we may file other consent solicitation materials regarding this consent solicitation. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE CONSENT SOLICITATION STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Definitive consent solicitation statements and BLUE consent cards have been mailed to Delcath stockholders. Stockholders are also able to obtain a free copy of the definitive consent solicitation statement at the SEC’s website, www.sec.gov. The definitive consent solicitation statement may also be obtained free of charge from our offices by contacting us via the contact information set forth above.